EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 89 to Registration Statement No. 02-27962 on Form N-1A of our reports relating to the financial statements and financial highlights of Eaton Vance Special Investment Trust (the “Trust”), including the Funds and Portfolios listed on the attached Schedule A, appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2007 and to the references to us under the headings “Financial Highlights” in each Prospectus and “Other Service Providers - Independent Registered Public Accounting Firm” and “Financial Statements” in each Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts April 24, 2008

SCHEDULE A

Fund Report Date	Fund	Portfolio/Report Date, if different

February 15, 2008	Eaton Vance Balanced Fund	Capital Growth Portfolio
Investment Grade Income Portfolio
Large-Cap Value Portfolio
February 15, 2008	Eaton Vance Capital & Income Strategies
	Fund	Boston Income Portfolio/
December 17, 2007
Dividend Builder Portfolio
Large-Cap Value Portfolio
February 15, 2008	Eaton Vance Dividend Builder Fund	Dividend Builder Portfolio
February 15, 2008	Eaton Vance Emerging Markets Fund	Emerging Markets Portfolio
February 15, 2008	Eaton Vance Equity Asset Allocation Fund	International Equity Portfolio/
December 17, 2007
Large-Cap Growth Portfolio
Large-Cap Value Portfolio
Small-Cap Growth Portfolio
SMID-Cap Portfolio/
November 15, 2007
February 15, 2008	Eaton Vance Greater India Fund	South Asia Portfolio
February 15, 2008	Eaton Vance Institutional Short Term	N/A
Income Fund
February 15, 2008	Eaton Vance Institutional Short Term	N/A
Treasury Fund
February 15, 2008	Eaton Vance Investment Grade Income	Investment Grade Income Portfolio
Fund
February 15, 2008	Eaton Vance Large-Cap Growth Fund	Large-Cap Growth Portfolio
February 15, 2008	Eaton Vance Large-Cap Value Fund	Large-Cap Value Portfolio
February 15, 2008	Eaton Vance Real Estate Fund	N/A
February 15, 2008	Eaton Vance Small-Cap Growth Fund	Small-Cap Growth Portfolio
February 15, 2008	Eaton Vance Small-Cap Value Fund	N/A
February 15, 2008	Eaton Vance Special Equities Fund	Special Equities Portfolio